EXHIBIT 10.3

EXECUTION COPY

AMENDMENT AGREEMENT

 This agreement (this “Amendment Agreement”) is entered into as of March __, 2019, by and between ShiftPixy, Inc., a Wyoming corporation with offices located at 1 Venture Suite 150, Irvine CA 92618 (the “Company”) and the undersigned (the “Investor”, and together with the Company, the “Parties”).

Reference is hereby made to (a) the 8% Senior Secured Convertible Notes Due September 4, 2019 (the “Existing June Notes”) and (b) the 8% Senior Secured Convertible Notes Due December 31, 2019 (the “Existing December Notes”, and together with the Existing June Notes, the “Existing Notes”), in each case, issued by the Company prior to the date hereof and outstanding as of the date hereof. Capitalized terms not defined herein shall have the meaning as set forth in the Existing Notes.

Reference is further made to those certain Senior Convertible Notes (the “New Notes”, and together with the Existing Notes, the “Applicable Notes”) and Warrants to Purchase Common Stock (the “New Warrants”) to be issued by the Company pursuant to that certain Securities Purchase Agreement, dated March 11, 2019, by and between the Company and the investors party thereto (the “Securities Purchase Agreement”).

Effective on the date the Company and each holder of Applicable Notes, severally, have executed and delivered to the Company an agreement in the form of this Amendment Agreement (the “Effective Date”), the Applicable Notes are hereby amended to (x) reduce the Floor Price to $1.00 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar event), (y) permit the amortization of the Note at the Floor Price at a time the Amortization Conversion Rate would (without regard to the Floor Price) be below the Floor Price then in effect with the written consent (which may be given by e-mail) of the Investor and (z) prohibit the Amortization Conversion Rate from exceeding the Floor Price then in effect.

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On the Effective Date, the Applicable Notes are further amended such that, notwithstanding anything in the Applicable Notes to the contrary, the Company shall not issue any shares of Common Stock upon conversion or exercise (as the case may be) of the Applicable Notes or the New Warrants or otherwise pursuant to the terms of the Applicable Notes or the New Warrants, if the issuance of such shares of Common Stock (taken together with (x) each issuance of such shares upon the conversion of the Existing December Notes and the New Notes and exercise of the New Warrants and otherwise pursuant to the terms of the Existing December Notes, the New Notes and the New Warrants and (y) upon conversion on or after the date hereof of the Existing June Notes and otherwise on or after the date hereof pursuant to the terms of the Existing June Notes) would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion or exercise (as the case may be) of the Applicable Notes and the New Warrants and otherwise pursuant to the terms of the Applicable Notes or the New Warrants without breaching the Company’s obligations under the rules or regulations of the Principal Market (the number of shares which may be issued without violating such rules and regulations, including rules related to the aggregate of offerings under NASDAQ Listing Rule 5635(d), the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock upon conversion or exercise (as the case may be) of the Applicable Notes, the New Warrants or otherwise pursuant to the terms of the Applicable Notes or the New Warrants in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Investor. Notwithstanding anything in the Existing Notes to the contrary, until such approval or such written opinion is obtained, no holder of Applicable Notes or New Warrants (each an “Existing Buyer”) shall be issued in the aggregate, upon conversion or exercise (as the case may be) of any Applicable Notes or any of the New Warrants or otherwise pursuant to the terms of the Applicable Notes or the New Warrants, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap multiplied by (ii) the quotient of (A) the aggregate principal amount of Applicable Notes held by (or issued to, as applicable) such Existing Buyer as of the Closing Date (as defined in the New Notes) divided by (B) the aggregate principal amount of all Applicable Notes held by (or issued to, as applicable) the Existing Buyers as of the Closing Date (with respect to each Existing Buyer, the “Exchange Cap Allocation”). In the event that any Existing Buyer shall sell or otherwise transfer any of such Existing Buyer’s Applicable Notes, the transferee shall be allocated a pro rata portion of such Existing Buyer’s Exchange Cap Allocation with respect to such portion of such Applicable Notes so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation so allocated to such transferee. Upon conversion and exercise in full of an Existing Buyer’s Applicable Notes and New Warrants, the difference (if any) between such Existing Buyer’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such Existing Buyer upon such Existing Buyer’s conversion in full of such Existing Buyer’s Applicable Notes and exercise in full of such New Warrants shall be allocated to the respective Exchange Cap Allocations of the remaining Existing Buyers of Applicable Notes and New Warrants on a pro rata basis in proportion to the shares of Common Stock underlying the Applicable Notes and New Warrants then held by each such Existing Buyer. At any time after the earlier to occur of (x) the Stockholder Approval Date (as defined in the Securities Purchase Agreement) and (y) the Stockholder Meeting Deadline (as defined in the Securities Purchase Agreement), in the event that the Company is prohibited from issuing shares of Common Stock pursuant to this paragraph (the “Exchange Cap Shares”), the Company shall pay cash in exchange for the cancellation of such shares of Common Stock at a price equal to the sum of (i) the product of (x) such number of Exchange Cap Shares and (y) the greatest Closing Sale Price (as defined in the New Notes) of the Common Stock on any Trading Day (as defined in the New Notes) during the period commencing on the date the applicable Existing Buyer delivers the applicable conversion (or exchange) notice with respect to such Exchange Cap Shares to the Company and ending on the date of such issuance and payment under this paragraph and (ii) to the extent such Existing Buyer purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Existing Buyer of Exchange Cap Shares, any Buy-In Payment Amount, any brokerage commissions and other out-of-pocket expenses, if any, of such Existing Buyer incurred in connection therewith (collectively, the “Exchange Cap Share Cancellation Amount”); provided, that no Exchange Cap Share Cancellation Amount shall be due and payable to such Existing Buyer to the extent that (x) on or prior to the applicable Share Delivery Deadline, the Exchange Cap Allocation of an Existing Buyer is increased (whether by assignment by an Existing Buyer of Applicable Notes and/or New Warrants or all, or any portion, of such Existing Buyer’s Exchange Cap Allocation or otherwise) (an “Exchange Cap Allocation Increase”) and (y) after giving effect to such Exchange Cap Allocation Increase, the Company delivers the applicable Exchange Cap Shares to such Existing Buyer (or its designee) on or prior to the applicable share delivery deadline.

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The revised forms of the Existing June Notes and the Existing December Notes (in each case, after giving effect to the foregoing amendments), respectively, are hereby attached hereto as Exhibit A and Exhibit B, respectively.

For the purposes of Rule 144 of the Securities Act (“Rule 144”), the Company acknowledges that the holding period of each Applicable Note (and any shares of Common Stock issuable upon conversion thereof) after the Effective Date shall be identical to the holding period of such Applicable Note immediately prior to the Effective Date, commencing on the date of initial issuance of such Applicable Note, and the Company agrees not to take a position contrary to this paragraph. The Company acknowledges and agrees that in connection with any resale of Common Stock issuable upon conversion of the Applicable Notes after the Effective Date pursuant to Rule 144, the Investor shall solely be required to provide reasonable assurances that such shares of Common Stock are eligible for sale, assignment or transfer under Rule 144, which shall not include an opinion of such Investor’s counsel. The Company shall be responsible for any transfer agent fees or Depository Trust Company fees or legal fees of the Company’s counsel with respect to the removal of legends, if any, or issuance or transfer of such shares of Common Stock in accordance herewith.

The obligations of the Investor under this Agreement are several and not joint with the obligations of any other Existing Buyer (each an “Other Investor”), and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under any other agreement (each, an “Other Agreement”). Nothing contained herein or in any Other Agreement, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and Other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and Other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Investor and the Other Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Investor confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose. The parties hereto hereby further acknowledge and agree that each Other Agreement shall be negotiated separately with each Other Investor and shall not in any way be construed as the Investor or any Other Investor acting in concert or as a group with respect to the purchase, disposition or voting of securities of the Company or otherwise.

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This Amendment Agreement shall be binding upon, and inure to the benefit of, the Parties’ successors and assigns, including any entity in which any Party merges, consolidates or reorganizes.

The interpretation and enforcement of this Amendment Agreement shall be governed by the laws of the State of New York without regard to its conflict of law rules. The Parties consent to the exclusive jurisdiction of the State and Federal Courts located in the State and City of New York, for any dispute arising out of this Amendment Agreement.

In any action to enforce the terms of this Amendment Agreement, no right or remedy herein is intended to be exclusive of any other right or remedy. In any such action, the prevailing party shall be entitled to its reasonable attorney’s fees from the opposing party. No forbearance, indulgence, delay or failure to exercise any right or remedy herein shall operate as a waiver, nor as acquiescence in any default, nor shall any single or partial exercise of such right or remedy or the exercise of any other right or remedy operate as a waiver.

All notices or other communications to be sent to the Parties shall be addressed and sent by Federal Express overnight (such notices deemed served upon mailing) to the following addresses and by E-mail, unless the Parties hereto are notified in writing of a different address:

If to Investor, to the address below the signature page of the Investor attached hereto.

If to ShiftPixy:

ShiftPixy, Inc.

1 Venture Suite 150

Irvine CA 92618

Attention: Chief Executive Officer

With a copy to:

Kirk Flagg

c/o ShiftPixy, Inc.

1 Venture Suite 150

Irvine CA 92618

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This Amendment Agreement constitutes the entire agreement between the Parties concerning the Waiver. All negotiations between the Parties are merged into this Amendment Agreement and there are no representations, warranties, covenants, understandings, agreements, oral or otherwise, in relation thereto between the Parties other than those incorporated herein and to be delivered hereunder. This Amendment Agreement may not be changed, modified or altered except by an agreement in writing, signed by the party against whom enforcement of any change, modification or alteration is sought.

Except with respect to the amendments of the Existing Notes herein, nothing contained herein and no actions taken pursuant to the terms hereof are intended to constitute an amendment, waiver, or novation of any agreement and shall not constitute a release, termination or waiver of any of the liens, security interests, rights or remedies granted to the Investor in any other agreement or instrument.

The invalidity or unenforceability of any provision or covenant of this Amendment Agreement shall not affect the validity or enforceability of any other provision or covenant hereof, and any such invalid provision or covenant shall be deemed to be severable.

This Amendment Agreement shall be construed without regard to the Party or Parties responsible for the preparation of same and shall be deemed as prepared jointly by the Parties. Any ambiguity or uncertainty existing herein shall not be interpreted or construed against any Party.

The Parties agree to execute and deliver such further instruments, and to take such further actions, as may be reasonably necessary or proper to effectuate and carry the purposes of this Amendment Agreement.

The section headings contained in this Amendment Agreement are for the convenience of reference only and shall not affect the construction of any provision of this Amendment Agreement. Furthermore, the recitals at the beginning of this Amendment Agreement are for explanatory purposes only and are expressly excluded from and not made a part of this Amendment Agreement.

This Amendment Agreement may be executed in counterparts, facsimile and/or PDF copies shall be deemed to be originals, and counterparts together constitute one and the same instrument.

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Please execute this letter in the signature block below if you agree to the foregoing.

Sincerely, SHIFTPIXY, INC.

By:
Name:
Title:

[AMENDMENT AGREEMENT]

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As evidenced by the below signature, the Investor hereby agrees to this Amendment Agreement as of this 8 day of March, 2019:

By:
Name:
Title:

[AMENDMENT AGREEMENT]

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Address for Notices:

[AMENDMENT AGREEMENT]

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